Exhibit 99.3

INGEVITY CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition of substantially all the assets primarily used in the pine chemical business of Georgia-Pacific LLC and Georgia-Pacific Chemicals LLC ("Georgia-Pacific”), by Ingevity Corporation and Ingevity Arkansas, LLC (“Ingevity” or the “Company”). On March 8, 2018, pursuant to the terms and conditions set forth in the Asset Purchase Agreement ("Asset Purchase Agreement"), Ingevity acquired Georgia-Pacific's pine chemical business ("Pine Chemical Business"), including assets and facilities related to tall oil fractionation operations and the production or modification of tall oil fatty acids, tall oil rosins, rosin derivatives and formulated products (the "Acquisition"). The purchase price for the Acquisition was $315.0 million, which includes an adjustment for working capital of $5.0 million. Total purchase consideration consisted of cash, which the Company funded primarily through the issuance of $300.0 million aggregate principal amount of 4.50 percent senior unsecured notes and cash on hand. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the incurrence of additional debt used to fund the Acquisition.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition and related borrowing as if it had been consummated on December 31, 2017 and includes pro forma adjustments based on Ingevity management’s preliminary valuations of certain tangible and intangible assets. The unaudited pro forma condensed combined balance sheet combines Ingevity’s audited historical consolidated balance sheet as of December 31, 2017 with Pine Chemical Business unaudited historical combined balance sheet as of September 30, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to the Acquisition and related borrowing as if it had been consummated on January 1, 2017 and combines Ingevity’s historical results for the year ended December 31, 2017 with Pine Chemical Business historical results for the twelve months ended September 30, 2017. The Pine Chemical Business historical results do not reflect the impact of U.S. Tax Reform that occurred during December 2017; there were no other significant transactions outside the ordinary course of business for Pine Chemical Business in the three months ended December 31, 2017 or 2016.

The tax rate used for the pro forma financial information is a blended statutory tax rate, which will likely vary from the actual effective tax rate in periods subsequent to completion of the pro forma events. No adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations of the ability to utilize deferred tax assets as a result of the pro forma events.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 805, Business Combinations. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact. In addition, the historical combined financial statements of the Pine Chemical Business have been adjusted to reflect certain reclassifications to conform to Ingevity's financial statement presentation.

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with the regulations of the United States Securities and Exchange Commission ("SEC") and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisition occurred as of the dates indicated, nor are they meant to be indicative of any anticipated financial position or future results of operations that Ingevity will experience after the Acquisition. In addition, the accompanying unaudited pro forma condensed combined financial information does not include any expected cost savings, operating synergies, or revenue enhancement, which may be realized subsequent to the Acquisition or the impact of any nonrecurring activity and one-time transaction-related costs. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed combined financial information, and such costs and liabilities could be material.

The estimated fair values used for the purpose of adjusting for the Acquisition within the unaudited pro forma condensed combined financial information are preliminary, as the determination of fair value of the Pine Chemical Business assets and liabilities requires extensive use of estimates and management's judgment. Final valuations will be performed and management anticipates that the values assigned to the assets acquired and liabilities assumed may be adjusted during the one-year measurement period following the date of completion of the Acquisition. Differences between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments are based on information available to management and assumptions that management believes are factually supportable. The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to reflect what Ingevity’s consolidated financial position would have been had the Acquisition occurred on December 31, 2017 and is not necessarily indicative of Ingevity’s future consolidated financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial information;
•	Pine Chemical Business Audited Combined Financial Statements as of and for the year ended December 31, 2016 and related notes thereto attached as Exhibit 99.1 to this Current Report on Form 8-K/A;
•
Pine Chemical Business Unaudited Combined Balance Sheet as of September 30, 2017 and December 31, 2016 and the related unaudited Combined Statements of Operations, Changes in Parent Company Net Investment and Cash Flows for the nine month periods ended September 30, 2017 and 2016 and related notes thereto attached as Exhibit 99.2 to this Current Report on Form 8-K/A; and

•
Ingevity Corporation Consolidated Financial Statements as of and for the year ended December 31, 2017 and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on February 28, 2018.

INGEVITY CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017

(in millions)	Historical Ingevity	Pine Chemical Business (Note 1)	Pro Forma Adjustments	Note 2	Ingevity Pro Forma
Assets
Cash and cash equivalents	$87.9	$—	$(24.5)	A	$63.4
Accounts receivable, net	100.0	14.6	—		114.6
Inventories, net	160.0	12.0	1.7	B	173.7
Prepaid and other current assets	20.8	0.3	—		21.1
Current assets	368.7	26.9	(22.8)		372.8
Property, plant and equipment, net	438.5	33.5	6.8	C	478.8
Goodwill	12.4	—	115.8	D	128.2
Other intangibles, net	4.9	—	133.1	E	138.0
Deferred income taxes	3.4	—	—		3.4
Restricted investment	71.3	—	—		71.3
Other assets	30.4	0.2	—	F	30.6
Total Assets	$929.6	$60.6	$232.9		$1,223.1
Liabilities and Equity
Accounts payable	$83.1	$2.4	$—		$85.5
Accrued expenses	20.0	0.6	—		20.6
Accrued payroll and employee benefits	39.2	—	—		39.2
Current maturities of long-term debt	9.4	—	—		9.4
Income taxes payable	1.5	—	—		1.5
Current liabilities	153.2	3.0	—		156.2
Long-term debt including capital lease obligations	444.0	—	294.3	G	738.3
Deferred income taxes	41.3	11.5	(11.5)	H	41.3
Other liabilities	13.2	—	—		13.2
Total Liabilities	651.7	14.5	282.8		949.0
Equity
Preferred stock	—	—	—		—
Common stock	0.4	—	—		0.4
Additional paid-in capital	140.1	—	—		140.1
Retained earnings	142.8	—	(3.8)	I	139.0
Accumulated other comprehensive loss	(11.7)	—	—		(11.7)
Treasury stock, common stock, at cost	(7.7)	—	—		(7.7)
Parent company net investment	—	46.1	(46.1)	J	—
Total Ingevity stockholders' equity	263.9	46.1	(49.9)		260.1
Noncontrolling interests	14.0	—	—		14.0
Total Equity	277.9	46.1	(49.9)		274.1
Total Liabilities and Equity	$929.6	$60.6	$232.9		$1,223.1

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

INGEVITY CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

(in millions, except per share data)	Historical Ingevity	Pine Chemical Business (Note 1)	Pro Forma Adjustments	Note 2	Ingevity Pro Forma
Net sales	$972.4	$100.6	$—		$1,073.0
Cost of sales	643.4	84.7	(12.7)	K	715.4
Gross profit	329.0	15.9	12.7		357.6
Selling, general and administrative expenses	106.4	6.8	12.6	L	125.8
Research and technical expenses	19.8	—	—		19.8
Separation expense	0.9	—	—		0.9
Restructuring and other (income) charges, net	3.7	—	—		3.7
Acquisition costs	7.1	—	(7.1)	M	—
Other (income) expense, net	0.5	—	—		0.5
Interest expense	18.1	—	14.2	G	32.3
Interest income	(2.3)	—	—		(2.3)
Income (loss) before income taxes	174.8	9.1	(7.0)		176.9
Provision (benefit) for income taxes	29.6	3.1	(2.6)	N	30.1
Net income (loss)	145.2	6.0	(4.4)		146.8
Less: Net income (loss) attributable to noncontrolling interests	18.7	—	—		18.7
Net income (loss) attributable to Ingevity stockholders	$126.5	$6.0	$(4.4)		$128.1
Net income (loss) per share
Basic	$3.00				$3.04
Diluted	$2.97				$3.01
Weighted average shares outstanding (in thousands)
Basic	42,130				42,130
Diluted	42,529				42,529

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed
Combined Financial Information
(in millions, except share data)

Notes to the Unaudited Combined Financial Statements

1.	Pine Chemical Business historical financial statements
The unaudited pro forma condensed combined balance sheet combines Ingevity’s audited historical consolidated balance sheet as of December 31, 2017 with the Pine Chemical Business unaudited historical combined balance sheet as of September 30, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to the Acquisition and related borrowing as if it had been consummated on January 1, 2017 and combines Ingevity’s historical results for the year ended December 31, 2017 with the Pine Chemical Business historical results for the twelve months ended September 30, 2017.
The Pine Chemical Business historical balance sheet and statement of operations have been adjusted to align with Ingevity’s presentation, as described below:

•
$0.3 million of related party receivables between the Pine Chemical Business and subsidiaries of Koch Industries, Inc., the parent organization for Georgia-Pacific, were reclassified to accounts receivable, net.

•	$2.1 million of other current assets related to storeroom supplies were reclassified to inventories, net.

•	$6.1 million of depreciation and amortization expenses were reclassified to cost of sales.

2.	Pro Forma Adjustments
Acquisition Purchase Consideration and Preliminary Purchase Price Allocation
Ingevity has performed a preliminary valuation analysis of the fair market value of Pine Chemical Business assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Amount
Current assets	$28.6
Property, plant, and equipment, net	40.3
Other intangibles, net	133.1
Other assets	0.2
Total assets acquired	202.2
Total current liabilities	(3.0)
Total liabilities assumed	(3.0)
Net identifiable assets acquired	199.2
Goodwill	115.8
Total consideration transferred	$315.0

Notes to the Unaudited Pro Forma Condensed
Combined Financial Information
(in millions, except share data)

A.	Cash and cash equivalents

Cash and cash equivalents are adjusted as follows:

Amount
Net proceeds from senior notes (1)	$294.3
Consideration transferred (2)	(315.0)
Acquisition-related transaction costs (3)	(3.8)
Total pro forma adjustment to cash and cash equivalents	$(24.5)
(1) Reflects the net proceeds from the issuance of the senior notes described in Note 2(G).
(2) Total cash consideration transferred to Georgia-Pacific upon closing.
(3) Reflects acquisition-related transaction costs associated with advisory, legal, accounting and other professional fees incurred subsequent to December 31, 2017.

B.	Inventories, net

Adjustment of $1.7 million to reflect the preliminary fair value of acquired inventories estimated at $13.7 million.

C.	Property, plant and equipment, net

Property, plant and equipment were adjusted as follows:

Amount
Preliminary fair value adjustment (1)	$12.9
Excluded property, plant and equipment (2)	(6.1)
Total pro forma adjustment to property, plant and equipment	$6.8

(1)	Represents the estimated fair value adjustment to Pine Chemical Business property, plant and equipment:

	Preliminary Fair Value	Average Estimated Remaining Useful Life in Years	Depreciation expense Year ended December 31, 2017
Machinery and equipment	$35.5	9	$4.7
Buildings and leasehold equipment	2.8	15	0.2
Land and land improvements	2.0	5	0.2
Total	$40.3		$5.1
Less: depreciation expense for excluded assets			(0.7)
Less: depreciation expense for acquired assets included in historical statement of operations of the Pine Chemical Business			(4.2)
Net pro forma adjustment to depreciation expense			$0.2

(2)	To adjust certain assets included in the Pine Chemical Business historical balance sheet that will not be transferred in accordance with the Asset Purchase Agreement.

D.	Goodwill

Reflects the preliminary purchase price allocation and recognition of goodwill described above. The goodwill resulting from the Acquisition is primarily due to the expected cost synergies and economies of scale resulting from the business combination. The full amount of goodwill is expected to be deductible for income tax purposes.

Notes to the Unaudited Pro Forma Condensed
Combined Financial Information
(in millions, except share data)

E.	Other intangibles, net

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows:

	Preliminary Fair Value	Average Estimated Remaining Useful Life in Years	Amortization expense Year ended December 31, 2017
Customer relationships	$129.0	11	$11.7
Patents	1.9	12	0.2
Noncompetition agreements	2.2	3	0.7
Total	$133.1		$12.6

F.	Other assets

Other assets were adjusted as follows:

Amount
Preliminary fair value adjustment of identified other assets (1)	$0.2
Reversal of historically capitalized planned major maintenance activities costs (2)	(0.2)
Total pro forma adjustment to other assets	$0.0

(1)
Represents an adjustment to record an asset associated with an acquired operating lease with below-market terms at fair value. The estimated useful life of this intangible asset is based on the lease term of 50 years. Pro forma amortization for the year ended December 31, 2017 was less than $0.1 million.

(2)	Represents costs capitalized for planned major maintenance activities, which were determined to have an acquisition date fair value of zero.

G.	Long-term debt and interest expense

On January 24, 2018, Ingevity issued $300.0 million aggregate principal amount of 4.50 percent senior unsecured notes (the “Notes”) due 2026. The net proceeds from the sale of the Notes, after deducting deferred financing fees and other expenses of $5.7 million, were $294.3 million. Ingevity used the net proceeds from the sale of the Notes to finance the Acquisition.
Interest payments on the Notes are due semiannually in arrears on February 1st and August 1st of each year, beginning on August 1, 2018, at a rate of 4.50 percent per year. The Notes will mature on February 1, 2026.
The table below illustrates Ingevity's debt transaction and summarizes the adjustment to reflect Ingevity's pro forma long-term debt:

Amount
Total private placement (8-year senior unsecured notes)	$300.0
Debt issuance costs	(5.7)
Total pro forma adjustment to Ingevity's long-term debt	$294.3

Notes to the Unaudited Pro Forma Condensed
Combined Financial Information
(in millions, except share data)

For the preparation of the unaudited condensed combined pro forma financial information, interest expense was estimated using the interest rate of 4.50 percent.

Amount
Interest expense on new long term debt	$13.5
Amortization of new debt issuance costs	0.7
Total pro forma adjustment to Ingevity's interest expense	$14.2

H.	Deferred income taxes

This adjustment is the reversal of deferred tax liabilities within the Pine Chemical Business historical financial statements. As the Acquisition is considered a taxable business combination, the tax bases of the Pine Chemical Business assets acquired and liabilities assumed are stepped up to their fair value at the date of the Acquisition.

I.	Retained earnings

Represents an adjustment of $3.8 million to retained earnings for acquisition-related transaction costs; see Note 2(A).

J.	Parent company net investment

Parent company net investment was adjusted as follows:

Amount
Excluded assets (1)	$(6.1)
Elimination of remaining historical parent investment (2)	(40.0)
Total pro forma adjustment to parent company net investment	$(46.1)

(1)
Represents the adjustment to the Pine Chemical Business historical parent company net investment balance for property, plant and equipment of the Pine Chemical Business not transferred to Ingevity in accordance with the Asset Purchase Agreement; see Note 2(C).

(2)	Relates to the elimination of Georgia-Pacific’s investment in the Pine Chemical Business.

K.	Cost of sales

Adjustments to cost of sales were as follows:

Amount
Total pro forma adjustment to depreciation of acquired property, plants and equipment (1)	$0.2
Pro forma adjustment to remove historical amortization of planned major maintenance activities costs (2)	(1.2)
Adjustment from historical transfer pricing to market-based pricing per long term supply agreement (3)	(11.7)
Total pro forma adjustment to cost of sales	$(12.7)

(1)
Represents the adjustment to Pine Chemical Business historical depreciation as a result of preliminary fair value adjustments to the acquired depreciable assets and adjustments to their respective estimated remaining useful lives; see Note 2(C).

(2)
Represents the adjustment to Pine Chemical Business historical amortization of planned major maintenance activities costs that were determined to have a preliminary acquisition date fair value of zero; see Note 2(F).

(3)
Relates to a long-term supply agreement between Ingevity and Georgia-Pacific for the purchase of crude tall oil (“CTO”). The supply agreement was entered into on March 8, 2018 whereby Ingevity has agreed to purchase CTO originating from Georgia-Pacific mills at market-based prices for a term of 20 years.

Notes to the Unaudited Pro Forma Condensed
Combined Financial Information
(in millions, except share data)

L.	Selling, general and administrative expenses

Adjustment of $12.6 million to selling, general and administrative expenses related to the amortization of acquired customer relationship, patent, and noncompetition agreement intangible assets. Refer to Note 2(E).

M.	Acquisition costs

Ingevity incurred one time transaction costs associated related to the Acquisition. An adjustment of $7.1 million was made to reflect the reversal of these one-time costs recognized in Ingevity's historical condensed combined statement of operations.

N.	Provision (benefit) for income taxes

A blended statutory rate of 37.2 percent was applied to the above adjustments. The total effective tax rate of the combined company is subject to change based upon post-acquisition income by jurisdiction and other factors.